Exhibit 99.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT ("Agreement") made as of this 14th day of January, 2013 by and between Document Capture Technologies, Inc., a Delaware corporation, having an office at 4255 Burton Drive, Santa Clara, California 95054 (hereinafter referred to as "Employer") and Michael Campbell, an individual with an address of [_____________] (hereinafter referred to as "Employee");

W I T N E S S E T H:

WHEREAS, Employer desires to employ directly or through a co-employment agreement with a Professional Employer Organization (PEO) licensed in the State of California, Employee as Chief Executive Officer of Employer; and

WHEREAS, Employee is willing to be employed as the President and Chief Executive Officer of Employer in the manner provided for herein, and to perform the duties of the President and Chief Executive Officer of Employer upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

1.            Employment of President and Chief Executive Officer of Employer. Employer hereby employs Employee as the President and Chief Executive Officer of Employer.

2.            Term.

a. Subject to Section 9 and Section 10 below, the term of this Agreement shall be for a period of twelve (12) months commencing on January 14, 2013 (the “Term”). The Term of this Agreement shall be automatically extended for additional one (1) year periods, unless either party notifies the other in writing at least ninety (90) days prior to the expiration of the then existing Term of its intention not to extend the Term. During the Term, Employee shall devote all of his business time and efforts to Employer and its subsidiaries and affiliates.

b. In the event that after the extension of the initial one year Term of this Agreement the Company fails to extend the Term or any subsequent one-year term described above, all payment and other obligations of the Company described in Section 9(a)(iii) shall apply.

3.            Duties. The Employee shall perform those functions generally performed by persons of such title and position, shall attend all meetings of the stockholders and the Board (if invited to attend), shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Board, and shall be available to confer and consult with and advise the officers and directors of Employer at such times that may be required by Employer. Employee shall report directly to the Board of Directors of Employer.

4.            Compensation.

a. (i) Employee shall be paid a base pay of $250,000 per year (“Base Compensation”) during the Term of this Agreement. Employee shall be paid periodically in accordance with the policies of the Employer during the term of this Agreement, but not less than twice a month.

(ii) Employee is eligible for an annual bonus, if any, equal to up to 100% of Employee’s Base Compensation, which Employee shall earn in the event that Employer attains certain performance milestones, which shall be mutually agreed upon between Employee and the Compensation Committee of the Board of Directors within 60 days from the date of this Agreement. The Compensation Committee shall review such performance milestones on the anniversary date of this Agreement and shall authorize Employer to pay all of such annual bonus earned promptly after its reasonable determination that the performance milestones have been met. Employee shall also be entitled to additional annual option grants at the discretion of the Compensation Committee of the Board of Directors. The Compensation Committee of the Board of Directors may from time to time approve additional bonus plans, grants or awards for Employee, in each case as such committee deems appropriate in its sole discretion.

b. Employer shall grant and issue Employee 3,200,000 options (“Option Grant”) on the date hereof to purchase shares of the Company’s common stock at an exercise price equal to the Market Price, as defined in the Employer’s 2002, 2006, 2009, 2010 and 2013 Stock Option Plans (“Employer Option Plans”), as of the close of business on January 11, 2013, pursuant to the Incentive Stock Option Agreement attached hereto as Exhibit A. The options underlying the Option Grant shall be incentive stock options (“ISO’s) as defined in Employer Option Plans, subject to any required shareholder approval (which Employer shall use its best efforts to obtain), and shall vest and become exercisable as follows:

(1)	800,000 options shall vest and become exercisable on June 30, 2013;
(2)	an additional 800,000 options shall vest and become exercisable on December 31, 2013;
(3)	an additional 800,000 options shall vest and become exercisable on June 30, 2014; and
(4)	the remaining 800,000 options shall vest and become exercisable on December 31, 2014.

provided, however, that Employee shall be entitled to receive pro rata vesting of the options underlying Option Grant through the date of termination in the event that termination of employment is attributable to: (x) termination by Employee pursuant to Section 9(b)(i) or (y) termination by Employer for any reason other than Cause (as defined in Section 9(a)(iv)). Additionally, in the event that there is a Change of Control of the Company as a result of the efforts of NCR Corporation, this Option Grant shall accelerate such that the number of options set forth below shall be fully vested as of the closing of the Change of Control:

Closing Date of Change of Control	Number of Options Fully Vested (in Total)
Prior to or on June 30, 2013	1,600,000
July 1 – 31, 2013	1,700,000
August 1 – 31, 2013	1,800,000
September 1 – 30, 2013	1,900,000
October 1 – 31, 2013	2,000,000
November 1 – 30, 2013	2,100,000
December 1 – 31, 2013	2,200,000
January 1, 2014 or later	3,200,000

c. Starting at commencement of employment, Employer shall include Employee in its health insurance program, payment of premiums in accordance with company policy.

d. After Employee has been employed by Employer for a period of three months, Employee shall have the right to participate in any other employee benefit plans established by Employer and PEO maintained generally for other senior executives, including but not limited to any matching 401(k) plan.

e. (i) In the event of a "Change of Control" whereby:

(A) A person (other than a person who is an officer or a Director of Employer on the effective date hereof), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, after execution of this Agreement becomes, or obtains the right to become, the beneficial owner of Employer’s securities having 30% or more of the combined voting power of then outstanding securities of the Employer that may be cast for the election of directors of the Employer; provided, however, that with respect to Richard Dietl and NCR Corporation the aforementioned percentage shall be 50% (not 30%);

(B) At any time, a majority of the Board-nominated slate of candidates for the Board is not elected;

(C) Employer consummates a merger in which it is not the surviving entity;

(D) All or substantially all Employer's assets are sold; or

(E) Employer's stockholders approve the dissolution or liquidation of Employer; then

(ii) (a) Employee shall be paid a cash payment equal to $175,000, only in the event a “Change of Control” transaction as described in Section 4(e)(C) or (D) occurs, and (b)all stock options and/or warrants ("Rights") granted by Employer to Employee under any plan or otherwise prior to the effective date of the Change of Control, shall become vested, accelerate and become immediately exercisable; any time within twelve months after the effective date of the change of control, adjusted for any stock splits and capital reorganizations having a similar effect, subsequent to the effective date hereof. In the event Employee owns or is entitled to receive any unregistered securities of Employer, then Employer shall use its best efforts to effect the registration of all such securities as soon as practicable, but no later than 120 days after the Change of Control; provided, however, that such period may be extended or delayed by Employer for one period of up to 60 days if, upon the advice of counsel at the time such registration is required to be filed, or at the time Employer is required to exercise its best efforts to cause such registration statement to become effective, such delay is advisable and in the best interests of Employer because of the existence of non-public material information, or to allow Employer to complete any pending audit of its financial statements.

f. Employee shall be entitled to four weeks of paid vacation per year, which shall vest one week per quarter commencing at the end of the first 90 day period after the date of this Agreement. For each year subsequent to the first year of the Term, Employee shall continue to be entitled to four weeks of paid vacation, however, vesting of vacation time shall continue to vest on a quarterly basis.

5.            Expenses. Employee shall be reimbursed for all of his actual out-of-pocket expenses incurred in the performance of his duties hereunder, provided such expenses are reasonably acceptable to Employer, which approval shall not be unreasonably withheld by Employer, for business related travel and entertainment expenses. Employee shall submit to Employer detailed receipts, according to IRS guidelines, with respect thereto. Employer shall also reimburse Employee for Employee’s monthly cell phone, PDA and wireless services and blackberry expenses, all to be used for business purposes related to Employer.

6.            Invention Assignment Agreement. On the date hereof, Employee shall execute the Invention Assignment Agreement substantially in the form attached hereto as Exhibit C.

7.            Secrecy. At no time shall Employee disclose to anyone any confidential or secret information (not already constituting information available to the public) concerning (a) internal affairs or proprietary business operations of Employer or (b) any trade secrets, new product developments, patents, programs or programming, especially unique processes or methods.

8.            Covenant Not to Compete.

(a) Subject to, and limited by, Section 10, Employee will not, at any time, during the term of this Agreement, and for one (1) year thereafter, either directly or indirectly, engage in, with or for any enterprise, institution, whether or not for profit, business, or company, competitive with the business (as identified herein) of Employer as such business may be conducted on the date thereof, as a creditor, guarantor, or financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor, producer, director, or otherwise of or through any corporation, partnership, association, sole proprietorship or other entity; provided, that an investment by Employee, his spouse or his children is permitted if such investment is not more than four percent (4%) of the total debt or equity capital of any such competitive enterprise or business and further provided that said competitive enterprise or business is a publicly held entity whose stock is listed and traded on a national stock exchange or through the NASDAQ Stock Market. As used in this Agreement, the business of Employer shall be deemed to include but not be limited to the manufacturing and marketing of imaging systems.

(b) For a period of one year from the date of termination of this agreement Employee shall not contact for the purpose of solicitation or solicit any of Employer’s, or its subsidiaries, customers, employees or suppliers, for the purpose of causing such employee or supplier to terminate or materially alter their business relationship with the Company or with respect to a customer for purposes of soliciting their business that could reasonably be deemed to adversely affect the Company.

(c) During the entire time of employment, any outside business opportunities must receive the written approval of the compensation committee, established by the board of directors, or any other committee of the board of directors serving such function, which approval shall not be unreasonably withheld.

9.            Termination.

a. Termination by Employer. (i) During the first six months of the term of this Agreement, Employer may terminate Employee on 60 days prior written notice without Cause, defined below, and Employee shall not be entitled to receive any severance payment, however, Employee shall be entitled to receive: (a) payment of all earned/accrued Base Compensation, (b) unreimbursed business expenses, (c) payment for all unused vacation time accrued through the date of termination, and (d) payment of a pro rata portion of Employee’s annual bonus as of the date of termination for the termination year.

(ii) During the second six months of the term of this Agreement, Employer may terminate Employee on 90 days prior written notice without Cause, defined below, and Employee shall be entitled to receive: (a) payment of all earned/accrued Base Compensation as of the date of termination, (b) unreimbursed business expenses, (c) three months salary at Employee’s then current yearly salary rate and continuation of all health benefits during such three-month period, (d) payment for all unused vacation time accrued through the date of termination, and (e) payment of a pro rata portion of Employee’s annual bonus as of the date of termination for the termination year.

(iii) In the event that the Term of this Agreement is extended for one or more additional terms, Employer may terminate this agreement without Cause, defined below, on 90 days prior written notice, and Employee shall be entitled to receive: (a) payment of all earned/accrued Base Compensation as of the date of termination, (b) unreimbursed business expenses, (c) six months salary at Employee’s then current yearly salary rate and continuation of all health benefits during such six-month period, (d) payment for all unused vacation time accrued through the date of termination, and (e) payment of a pro rata portion of Employee’s annual bonus as of the date of termination for the termination year.

(iv) Employer may terminate this Agreement, at anytime, upon written notice for Cause. For purposes hereof, "Cause" shall mean (A) Employee's misconduct in connection with his employment as could reasonably be expected to have a material adverse effect on the business and affairs of Employer, (B) the Employee's disregard of lawful instructions of Employer’s Board of Directors consistent with Employee's position relating to the business of Employer or neglect of duties or failure to act, which, in each case, could reasonably be expected to have a material adverse effect on the business and affairs of Employer, (C) engaging by the Employee in conduct that constitutes activity in competition with Employer, as identified in section 8(a) of this Agreement, including any unapproved business activities, as set forth in section 8(c) of this Agreement; (D) the conviction of Employee for the commission of a felony; and/or (E) the habitual abuse of alcohol or controlled substances. Notwithstanding anything to the contrary in this Section 9(a)(iv), Employer may not terminate Employee's employment under this Agreement for Cause unless Employee shall have first received written notice from the Board advising Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had 30 days from the date Employee receives the written notice from the Board to correct the acts or omissions so complained of. In no event shall alleged incompetence of Employee in the performance of Employee's duties be deemed grounds for termination for Cause. In the event that Employee is terminated for Cause, Employee shall only be entitled to receive: (a) payment of all earned/accrued Base Compensation as of the date of termination, and (b) unreimbursed business expenses.

(v) This agreement automatically shall terminate upon the death of Employee, except that Employee's estate shall be entitled to receive all amounts described in Section 9(a)(i) above.

b.            Termination by Employee

(i) Employee shall have the right to terminate his employment under this Agreement upon 90 days' notice to Employer given within 30 days following Employee becoming aware of the occurrence of any of the following events (A) through (G):

(A) Employee is not appointed or retained as Chief Executive Officer (or a substantially similar position).

(B) Employer acts to materially reduce Employee's duties and responsibilities hereunder. Employee's duties and responsibilities shall not be deemed materially reduced for purposes hereof solely by virtue of the fact that Employer is (or substantially all of its assets are) sold to, or is combined with, another entity, provided that Employee shall continue to have the same duties and responsibilities with respect to Employer's business, and Employee shall report directly to the board of directors of the entity (or individual) that acquires Employer or its assets.

(C) In the event that Employer acts to change the geographic location of the performance of Employee’s duties from the Boston area, without providing 120 days prior written notice and reasonable compensation for relocation to Employee is not offered to Employee. For purposes of this Agreement, the Boston area shall be deemed to be the area within 50 miles of Boston, Massachusetts.

(D) A Material Reduction (as hereinafter defined) in Employee's rate of base compensation, bonus potential, or Employee's other benefits. "Material Reduction" shall mean a ten percent (10%) differential;

(E) A failure by Employer to obtain the assumption of this Agreement by any successor;

(F) A material breach of this Agreement by Employer, which is not cured within thirty (30) days of receipt of written notice of such breach by Employer;

(G) A Change of Control.

(ii) Anything herein to the contrary notwithstanding, Employee may terminate this Agreement upon ninety (90) days written notice to Employer.

(iii) If Employee shall terminate this Agreement under Section 9(b)(i): (a) during the first six months of the date of this Agreement, then Employee shall only be entitled to the payments set forth in Section 9(a)(i), (b) during the second six month period of this Agreement, then Employee shall only be entitled to the payments set forth in Section 9(a)(ii), and (c) after the one year anniversary of this Agreement, then Employee shall be entitled to the payments set forth in Section 9(a)(iii). Other than the payments described in this section 9(b)(iii), Employer shall have no further obligation to compensate Employee pursuant to Section 4 above.

(iv) If Employee terminates this Agreement pursuant to Section 9(b)(ii), Employee shall only be entitled to receive the compensation set forth in 9(a)(i) above and Employer shall have no further obligation to compensate Employee pursuant to Section 4 above.

10.          Employment Termination

In the event of termination of Employee’s employment by the Company without Cause during the Term or any subsequent one-year term of this Agreement, Sections 8(a) and 8(b) shall terminate and be of no further force or effect. In the event of (i) termination of Employee’s employment pursuant to Section 9(b)(i) of this Agreement, or (ii) failure of the Company to extend the Term or any subsequent one-year term of this Agreement, Sections 8(a) and 8(b) shall apply to Employee for twelve (12) months after such termination.

11.          Remedies

Employer recognizes that because of Employee's special talents, in the event of termination by Employer hereunder, or in the event of termination by Employee under Section 9(b)(i) before the end of the agreed term, the Employer acknowledges and agrees that the provisions of this Agreement regarding further payments of base salary, bonuses and the exercisability of Rights constitute fair and reasonable provisions for the consequences of such termination, do not constitute a penalty, and such payments and benefits shall not be limited or reduced by amounts' Employee might earn or be able to earn from any other employment or ventures during the remainder of the agreed term of this Agreement.

12.          Excise Tax. In the event that any payment or benefit received or to be received by Employee in connection with a termination of his employment with Employer would constitute a "parachute payment" within the meaning of Code Section 280G or any similar or successor provision to 280G and/or would be subject to any excise tax imposed by Code Section 4999 or any similar or successor provision then Employer shall assume all liability for the payment of any such tax and Employer shall immediately reimburse Employee on a "grossed-up" basis for any income taxes attributable to Employee by reason of such Employer payment and reimbursements.

13.          Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, each of Employer and Employee shall be responsible for their respective fees, costs and expenses related thereto.

14.          Entire Agreement; Survival. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Employer and Employee with respect to Employee's employment by Employer. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

b. The provisions of Sections 4, 6, 7, 8, 9, 10, 11, 12, 13, 14, 16, 17, 18, 19 and 20 shall survive the termination of this Agreement.

15.          Assignment. This Agreement shall not be assigned to other parties.

16.          Governing Law. This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the laws of the State of California, without regard to the conflicts of laws principles thereof.

17.          Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when

a. delivered by hand;

b. sent be telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or

c. received by the addressee as sent by express delivery service (receipt requested)

in each case to the appropriate addresses, telex numbers and telefax numbers indicated below or to such other address as such party may designate for itself by notice to the other parties; provided that any change of address furnished by Employee to Employer for purposes of updating Employer’s payroll records shall be deemed to constitute notice of address change under this Agreement unless otherwise specifically requested in writing by Employee:

(i) if to the Employer:

Document Capture Technologies, Inc.

4255 Burton Drive

Santa Clara, CA 95054

Telefax:(408)-490-2801

Telephone:(408)-436-9888

(ii) if to the Employee:

Michael Campbell

[________________]

Facsimile:

18.          Severability of Agreement. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

19.          Directors and Officers Insurance. The Company agrees to maintain in full force and effect directors and officers insurance, with at least the same amount of coverage as currently in effect.

20.          Resignation as Director. In the event that Employee becomes a director of the Company during the initial Term or any subsequent one-year term of this Agreement, and Employee’s employment is terminated for any reason, Employee agrees to resign from the Company’s Board of Directors, or any committees thereof, immediately upon the request of the Board of Directors.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

Employee

Signature: /s/ Michael Campbell

Printed Name: Michael Campbell

Date: January 14, 2013

DOCUMENT CAPTURE TECHNOLOGIES, INC.

By: /s/ Carolyn Ellis

Name: Carolyn Ellis

Title: Chief Financial Officer

Date: January 14, 2013

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT DATED January 14, 2013]